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                                                                    EXHIBIT 99.1


                              FOR: Salton, Inc.

                      APPROVED BY: William B. Rue
                                   President and Chief Operating Officer
                                   (847) 803-4600
FOR IMMEDIATE RELEASE
                          CONTACT: Investor Relations:
                                   Cheryl Schneider/Hulus Alpay/Brian Schaffer
                                   Press: Greg Tiberend/Ellen Paz
                                   Morgen-Walke Associates
                                   (212) 850-5600




                SALTON, INC. REPORTS RECORD FIRST QUARTER RESULTS

     Mt. Prospect, IL, November 8, 2000 -- Salton, Inc. (NYSE: SFP), today reported its fiscal 2001 first quarter results for the period ended September 30, 2000.
     For the quarter, net sales increased to a record $207.2 million, compared to $196.3 million in the same period last year. Operating income increased 54.2% to $43.7 million, compared to $28.3 million in the year ago comparable quarter. Net income increased 54.7% to $21.5 million, or $1.35 per diluted share, compared to $13.9 million, or $0.95 per diluted share in the prior year's period. The weighted average common and common equivalent shares outstanding for the quarter were 15,938,749 compared to 14,573,612 in last year's comparable quarter.
     Leonhard Dreimann, Chief Executive Officer of Salton, stated, "Revenues were driven by the introduction of the George Foreman(R) line of indoor-outdoor electric barbecue grills, which experienced strong sales in the last summer months and into October when we introduced the "Double Champion" edition. We also witnessed continued strong sales of other George Foreman(R) branded products, as well as from our Toastmaster(R), Melitta(R) and White-Westinghouse(R) line of products."
     Mr. Dreimann continued, "While October has been a record month of sales at Salton, we are aware that retailers have recently expressed concerns about softness across the board in their overall business and sales numbers. We know through conversations with our customers that these concerns may carry through the Christmas selling season. Although the Company has not experienced this softness to date, November and December may be challenging months for retailers and may ultimately impact the Company if this trend continues."



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SALTON, INC. REPORTS RECORD FIRST QUARTER RESULTS                    PAGE: 2

     "Looking ahead, we anticipate the continued introduction of innovative products for the home that our diverse and ever expanding customer base now expects and demands from Salton," said Mr. Dreimann. "During the current quarter we intend to introduce the Sonex(R) line of electrically operated toothbrushes via an infomercial. Early in the second half of fiscal 2001 we also intend to introduce the Ultravection(TM) oven, which is a revolutionary oven that includes the ability to utilize three methods of heat transfer, allowing for food to achieve greater moisture retention. The introduction of these revolutionary products, coupled with our existing portfolio of quality products, should allow Salton to capitalize on its market-dominant position as a leading domestic designer, marketer and distributor of a broad range of products."
     As noted during the Company's fiscal 2000 fourth quarter press release, the Company announced several key acquisitions that should ensure future growth by leveraging the Company's marketing strengths. These acquisitions include Sonex(R) International Corporation, The Stiffel(R) Company, and Relaxor(R). Most recently, the Company entered into a long-term worldwide exclusive licensing agreement with Synergy Worldwide, Inc. to market and distribute the "Spin Fryer" home appliance under the George Foreman(R) brand name to the consumer marketplace.
     Mr. Dreimann concluded, "Salton continues its transition into a pure-play marketing company by reducing our focus on manufacturing, as evidenced by the two plant conversions we announced during the fourth quarter. This transformation will continue to afford us the ability to avoid many of the obstacles that have traditionally plagued consumer product manufacturers."
     A conference call discussing first quarter results will be held today, November 8, 2000, at 10:00 A.M. EST. Salton's investors can access this conference call via a live webcast on the Company's website at www.saltoninc.com A replay of the call will be maintained on the www.saltoninc.com website.

ABOUT SALTON, INC.

Salton, Inc. is a leading domestic designer, marketer and distributor of a broad range of branded, high quality small appliances, tabletop products and personal care/time products. Its portfolio of well-recognized owned and licensed brand names includes Salton(R), Toastmaster(R), Maxim(R), Breadman(R),



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SALTON, INC. REPORTS RECORD FIRST QUARTER RESULTS                    PAGE: 3

Juiceman(R), Juicelady(R), George Foreman Grills(R), White-Westinghouse(R), Farberware(R), Melitta(R), Block(R) China, Atlantis(R), Sasaki(R), Rejuvenique(R), Ingraham(R), Calvin Klein(R), Sonex(R), Stiffel(R), and Relaxor(R).

Certain matters discussed in this news release are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These factors include: the Company's relationship and contractual arrangements with key customers, suppliers and licensors; the risks relating to pending legal proceedings; cancellation or reduction of orders; the timely development, introduction and customer acceptance of the Company's products; dependence on foreign suppliers and supply and manufacturing constraints; competitive products and pricing; economic conditions and the retail environment; the availability and success of future acquisitions; the Company's degree of leverage; the risks related to intellectual property rights; risks relating to regulatory matters and other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.




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                                (Tables Follow)
                                  SALTON, INC.
                            STATEMENTS OF OPERATIONS
                                   UNAUDITED
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)



                                                        YEAR TO DATE
                                                 -------------------------
                                                    9/30/00     9/25/99
                                                 -------------------------

NET SALES                                        $  207,246    $   196,340
Cost of goods sold                                  117,987        110,401
Distribution expenses                                 9,989          7,120
                                                 --------------------------
GROSS PROFIT                                         79,270         78,819
Selling, general and administrative expenses         35,583         50,490
                                                 --------------------------
OPERATING INCOME                                     43,687         28,329
Interest expense                                      9,283          5,477
                                                 --------------------------
INCOME BEFORE INCOME TAXES                           34,404         22,852
Income taxes                                         12,902          8,954
                                                 --------------------------
NET INCOME                                       $   21,502     $   13,898
                                                 ==========================

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING       11,595,724     10,289,640

WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING                  15,938,749     14,573,612

NET INCOME PER COMMON SHARE : BASIC                   $1.85          $1.35
NET INCOME PER COMMON SHARE : DILUTED                 $1.35          $0.95







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                                  SALTON, INC.
                           CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)
                                    UNAUDITED


                                                     SEPT 30,        JULY 1,
ASSETS                                                2000            2000
------                                            --------------------------
 CURRENT ASSETS:
   Cash                                            $  19,360       $   7,606
   Accounts receivable, net of allowances            188,288         129,850
   Inventories                                       226,109         219,230
   Prepaid expenses and other current assets          13,530          10,146
   Deferred tax assets                                 3,713           3,713
                                                  ---------------------------
     TOTAL CURRENT ASSETS                            451,000         370,545

 Net Property, Plant and Equipment                    35,302          34,643

 Patents and trademarks, net of accum amort          130,149         127,073
 Intangibles, net and other non-current assets        37,932          32,015

                                                  ---------------------------
 TOTAL ASSETS                                      $ 654,383       $ 564,276
                                                  ===========================

 LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES:
   Accounts payable                                $  31,577       $  35,113
   Accrued expenses                                   24,142          21,028
   Income taxes payable                               12,449           4,578
   Revolving line of credit and other
     current debt                                    126,697         112,155
                                                  ---------------------------
     TOTAL CURRENT LIABILITIES                       194,865         172,874


 Non-Current Deferred Tax Liability                    2,223           2,529
 Long-term Debt                                      233,091         215,065
                                                  ---------------------------
     TOTAL LIABILITIES                               430,179         390,468

 STOCKHOLDERS' EQUITY:
     TOTAL STOCKHOLDERS' EQUITY                      224,204         173,808

                                                  --------------------------
 TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY        $ 654,383       $ 564,276
                                                  ==========================


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